Exhibit 99.1

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF FOSSIL, INC. (“FOSSIL” OR THE “COMPANY”) AS OF MAY 4, 2011 (THE “RECORD DATE”) (“CURRENT FOSSIL SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FOSSIL COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative lawsuit. This Notice is provided by Order of the United States District Court for the Northern District of Texas, Dallas Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the derivative action styled In re Fossil, Inc. Derivative Litigation, Civil Action No. 3:06-cv-01672-F. City of Pontiac Policeman’s and Fireman’s Retirement System and Robert B. Minich (“Plaintiffs”); Tom Kartsotis, Kosta N. Kartsotis, Michael W. Barnes, Jal S. Shroff, Alan J. Gold, Kenneth W. Anderson, Donald J. Stone, Michael Steinberg, Caden Wang, Richard H. Gundy, Mark D. Quick, Randy S. Kercho, Michael L. Kovar, Thomas R. Tunnell, Randy S. Hyne, Stephen Bock, and Junichi Hattori (“Individual Defendants”); and nominal party Fossil (Fossil and the Individual Defendants collectively,

“Defendants”), have agreed upon terms to settle the Action on the terms set forth in the Stipulation and Agreement of Settlement dated May 4, 2011 (“Stipulation”) which can be viewed and/or downloaded at www.fossil.com.

On June 30, 2011, at 4:00 p.m., the Court will hold a hearing (the “Final Hearing”) in the Action. The purpose of the Final Hearing is (1) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances and (2) to approve the issuance of shares of Fossil common stock and options to acquire shares of Fossil common stock as payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses under Section 3(a)(10) (“Section 3(a)(10)”) of the Securities Act of 1933, as amended.

II.	SUMMARY OF THE ACTION

On September 13, 2006, plaintiff City of Pontiac Policeman’s and Fireman’s Retirement System filed a complaint in the United States District Court for the Northern District of Texas under the caption City of Pontiac Policeman’s and Fireman’s Retirement System v. Kartsotis, et al., Case No. 3:06-cv-01672-P. On October 26, 2006, plaintiff Robert B. Minich filed a complaint under the caption Minich v. Kartsotis, et al., Case No. 3:06-cv-01977-M, in the same Court. The two complaints were consolidated by order dated November 29, 2006, under the caption In re Fossil, Inc. Derivative Litigation, Case No. 3:06-cv-01672 (the “Action”). On December 13, 2006, the City of Pontiac Policeman’s and Fireman’s Retirement System and Robert B. Minich were appointed by the Court as Co-Lead Plaintiffs, and the law firms of Robbins Geller Rudman & Dowd LLP and Robbins Umeda LLP were appointed as Co-Lead Counsel.

On February 12, 2007, Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint. Plaintiffs bring derivative claims on behalf of Fossil and against certain of its current and former officers and directors for alleged violations of §§10(b) and 14(a) of the Securities

Exchange Act of 1934 (“Exchange Act”), breaches of fiduciary duty, abuse of control, constructive fraud, corporate waste, unjust enrichment, and gross mismanagement. Plaintiffs allege that the Individual Defendants engaged in the backdating of stock option grants, received backdated options and/or were otherwise aware of the backdating of stock options to dates when the Company’s shares were trading at or near the lowest price for the relevant period in breach of their fiduciary duties to Fossil and its shareholders.

On May 7, 2007, Fossil issued a final report announcing the findings of its “Special Committee” of Fossil directors with respect to their investigation of the Company’s historical equity granting practices. The Special Committee determined that option grants between at least 1999 and the second quarter of 2006 used incorrect measurement dates and that, with respect to certain option grants up to and including 2002, “favorable grant dates were selected with the benefit of hindsight.” Fossil issued restatements for 2004 through 2006 to account for understated compensation expenses and overstated income, net income, and earnings per share for a non-cash charge with total financial impact of approximately $16 million.

On June 29, 2007, Plaintiffs filed their First Amended Consolidated Verified Shareholder Derivative Complaint (“First Amended Complaint”), which included allegations based upon the final report issued by Fossil’s Special Committee. On July 6, 2007, August 6, 2007, and August 21, 2007 respectively, the Company and certain Individual Defendants, Thomas R. Tunnell, and Randy S. Kercho filed three separate motions to dismiss the First Amended Complaint (the “Motions to Dismiss”) pursuant to Federal Rules of Civil Procedure 9(b), 12(b)(6), and 23.1 and the Private Securities Litigation Reform Act of 1995 (“PSLRA”).

For several months thereafter, while the Motions to Dismiss were still pending, the Parties to the Action and their respective counsel engaged in good faith, arm’s-length negotiations in an effort to resolve the claims alleged in the Action. On July 29, 2008, the Parties and their respective counsel attended their first full-day mediation session before the Honorable Edward A. Infante (Ret.). The Parties’ first attempt at mediation and settlement was unsuccessful.

On July 15, 2009, after the Motions to Dismiss were fully briefed, the Court held a hearing to consider arguments from the Parties and their respective counsel. On July 17, 2009, the Court denied all three Motions to Dismiss and issued an order requiring Plaintiffs to partially re-plead their Rule 10b-5 and Section 14(a) claims.

On August 3, 2009, the Court issued an order referring the Parties to a second mediation. On October 22, 2009, the Parties attended a mediation before Antonio Piazza. The Parties’ second attempt at mediation and settlement was unsuccessful.

On October 13, 2009, Plaintiffs filed their Second Amended Consolidated Verified Shareholder Derivative Complaint (“Second Amended Complaint”). On December 9, 2009, Defendants moved to dismiss the Second Amended Complaint (the “Second Motion to Dismiss”). Plaintiffs filed their opposition to the Second Motion to Dismiss on January 7, 2010, and the Defendants filed their reply on January 14, 2010. On January 19, 2010, the Court held a hearing to consider arguments from the Parties and their respective counsel. On May 19, 2010, the Court denied Defendants’ Second Motion to Dismiss in its entirety.

On August 15, 2010, the parties and their respective counsel attended a three-day long mediation before the Honorable Howard B. Wiener (Ret.), a highly experienced securities mediator (“August 15 Mediation”). Although the Action did not settle at the August 15 Mediation, as a result of the foregoing and continued good-faith negotiations among the Parties and their respective counsel, the Parties reached an agreement-in-principle to settle the Action.

All Parties to the Action have agreed to a resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in the Stipulation. Plaintiffs, Fossil, and their counsel concur that the Settlement described in the Stipulation provides substantial benefits to Fossil and its shareholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and can be viewed and/or downloaded at www.fossil.com.

The Parties, with the substantial assistance of the mediator, the Honorable Howard B. Wiener, Justice of the California Court of Appeal (Ret.), have reached an agreement to globally resolve the Action. The Settlement includes valuable financial and corporate governance benefits for Fossil and its shareholders, as detailed below.

1. Financial Benefits. As a result of the filing, prosecution, and settlement of the Action, the Individual Defendants’ insurance carriers shall pay the Company $8,666,666.66 in cash.

2. Corporate Governance Measures. Fossil and Plaintiffs have conducted extensive, arm’s-length negotiations and have reached agreement regarding various corporate governance issues, including internal controls and procedures at the Company. As a result of the filing, prosecution, and settlement of the Action, the Company will or has, among other things, revised option measurement dates, reprimanded certain officers and directors, improved internal controls, changed its board composition and practices, established “majority voting” for election of directors, changed compensation practices, including stock option plans and option granting practices and procedures, adopted a policy regarding forfeiture of profits from the exercise of options, and established enhanced director independence standards and director and stock ownership requirements. Fossil and the Individual Defendants acknowledge and agree that the Action was a material causal factor in the Company’s decision to implement these measures. Fossil further acknowledges and agrees that these measures are significant and extensive and confer substantial benefits upon Fossil and its shareholders by, among other things, helping to prevent the manipulation of stock options and other equity awards in the future.

3. The Stipulation also provides for the entry of judgment dismissing the Action against Fossil and the Individual Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Plaintiffs in the Action or by Fossil, or any of its shareholders, derivatively against Fossil and the Individual Defendants relating to any of the claims or matters that were or could have been alleged concerning Fossil’s stock option granting practices, disclosures or any other matter related to the allegations in the Action.

IV.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the financial benefits to Fossil and the corporate governance measures, counsel for the Plaintiffs and the Company, with the substantial assistance of the mediator, the Honorable Howard B. Wiener (Ret.), negotiated the attorneys’ fees that Fossil would pay to Plaintiffs’ Counsel. As a result of these negotiations, and in light of the substantial benefit conferred, Fossil has agreed to pay Plaintiffs’ Counsel for their attorneys’ fees and expenses 85,423 shares of Fossil common stock, as of May 4, 2011 and stock options for the right to acquire up to 32,000 shares of Fossil common stock pursuant to Section 3(a)(10) subject to certain conditions, adjustments and modifications contained in the Stipulation (“Fee Award”). To date, Plaintiffs’ Counsel have not received any payments for their efforts. The Fee Award will compensate Plaintiffs’ Counsel for their efforts in prosecuting this Action and the substantial benefits achieved for Fossil and its shareholders.

V.	REASONS FOR THE SETTLEMENT

The Court did not decide in favor of the Plaintiffs or the Defendants. The proposed Settlement was negotiated at length by attorneys for the Parties with the substantial assistance of Judge Wiener. The attorneys for all of the Parties have extensive experience in shareholder derivative cases, and they all believe the Settlement is in the best interest of their clients. Fossil and Plaintiffs believe that the Settlement provides substantial benefits upon Fossil and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs, and Fossil and its shareholders against the Defendants and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to Plaintiffs, Current Fossil Shareholders, and Fossil, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Fossil and its shareholders have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Action, (c) actions taken by the Company and its Board of Directors in response to alleged options dating issues at Fossil, and (d) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in this shareholder derivative action. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Fossil and its shareholders.

B.	Why Did the Defendants Agree to Settle?

The Individual Defendants have strenuously denied, and continue strenuously to deny, each and every allegation of liability made against them or that could have been made against them in the Action, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.	FINAL HEARING

On June 30, 2011, at 4:00 p.m., the Court will hold the Final Hearing at 1100 Commerce Street, Dallas, Texas. At the Final Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

VII.	RIGHT TO ATTEND FINAL HEARING

Any Current Fossil Shareholder may, but is not required to, appear in person at the Final Hearing. If you want to be heard at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. CURRENT FOSSIL SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objection must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. Proof of being a Current Fossil Shareholder as of the Record Date;

3. The date(s) you purchased your Fossil shares;

4. A statement of your position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;

5. The grounds for each objection or the reasons for your desiring to appear and to be heard;

6. Notice of whether you intend to appear at the Final Hearing (this is not required if you have lodged your objection with the Court); and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Hearing and the subject(s) of their testimony.

8. The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JUNE 16, 2011. The Court Clerk’s address is:

Clerk of the Court

United States District Court

Northern District of Texas

1100 Commerce Street, Room 1452

Dallas, TX 75242

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN JUNE 16, 2011. Counsel’s addresses are:

Counsel for Plaintiffs

Jeffrey D. Light

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

Shane P. Sanders

ROBBINS UMEDA LLP

600 B Street, Suite 1900

San Diego, CA 92101

Counsel for certain of the Individual Defendants

Geoffrey S. Harper

FISH & RICHARDSON

1717 Main Street, Suite 5000

Dallas, TX 75201

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and counsel for the Individual Defendants.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, unless otherwise ordered by the Court.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.

You may inspect the Stipulation and other papers in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Northern District of Texas, 1100 Commerce Street, Dallas, Texas.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to 800/449-4900 or in writing to Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

DATED: May 9, 2011	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF TEXAS